News Release
Republic First Bancorp, Inc.
April 24, 2012

REPUBLIC FIRST BANCORP, INC. REPORTS NET INCOME OF $1.3 MILLION FOR FIRST QUARTER 2012

Philadelphia, PA, April 24, 2012 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the three month period ended March 31, 2012.  The Company recorded net income of $1.3 million, or $0.05 per share, for the first quarter of 2012 compared to a net loss of $2.5 million, or $0.10 per share, for the first quarter of 2011.

“We are very pleased with our financial performance during the first quarter,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer. “The steps we have taken over the past three years to strengthen our balance sheet have put us in an excellent position to capitalize on growth opportunities. We’ve seen tremendous growth in core deposits and asset quality has improved substantially.  Starting the year with a profitable quarter provides great momentum for our organization going forward.”

Highlights for the Period Ending March 31, 2012

➢
The Company recorded net income of $1.3 million, or $0.05 per share, for the quarter ended March 31, 2012 compared to a net loss of $23.1 million, or $0.89 per share for the quarter ended December 31, 2011 and a net loss of $2.5 million, or $0.10 per share, for the quarter ended March 31, 2011.

➢
Asset quality trends improved significantly on a year to year basis. Non-performing assets decreased by $36.4 million, or 68%, to $16.9 million as of March 31, 2012 compared to $53.2 million as of March 31, 2011. Non-performing assets as a percentage of total assets decreased to 1.76% as of March 31, 2012 compared to 6.07% as of March 31, 2011.

➢
Core deposits increased by $134.3 million, or 20%, to $805.9 million as of March 31, 2012 compared to $671.6 million as of March 31, 2011 driven by the Company’s retail focused strategy of gathering low cost core deposits.

➢	Outstanding loans increased by $13.8 million, or 2.3%, on a linked quarter basis to $603.3 million as of March 31, 2012.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 13.00% and a Tier I Leverage Ratio of 8.69% at March 31, 2012.

➢	Tangible book value per share as of March 31, 2012 was $2.56.

➢	SBA lending continued to grow as an important component of the Company’s lending strategy. $14.9 million in new SBA loans were originated during the first quarter of 2012.

Income Statement

The Company reported net income of $1.3 million or $0.05 per share, for the three months ended March 31, 2012, compared to a net loss of $23.1 million, or $0.89 per share, for the three months ended December 31, 2011 and a net loss of $2.5 million, or $0.10 per share, for the three months ended March 31, 2011.

The Company recorded a negative loan loss provision in the amount of $0.8 million during the quarter ended March 31, 2012 compared to a $10.3 million provision for the quarter ended December 31, 2011 and a $3.6 million provision for the quarter ended March 31, 2011. The negative provision of $0.8 million in the first quarter of 2012 was mainly attributable to a reduction in the general reserve component of the allowance for loan loss calculation. The provision recorded during the fourth quarter of 2011 was primarily driven by a bulk sale of troubled loans closed during that period.

The Company continues to lower its cost of funds as evidenced by a decrease of 12 basis points to 0.83% for the three months ended March 31, 2012, compared to 0.95% for the three months ended December 31, 2011. The net interest margin decreased slightly to 3.35% for the three month period ended March 31, 2012 compared to 3.38% for the three month period ended December 31, 2011.

Non-interest income increased to $1.6 million for the three months ended March 31, 2012 compared to $1.1 million for the three months ended March 31, 2011, primarily attributable to increased gains recognized on the sale of SBA loans.

The Company recorded a benefit for income taxes in the amount of $69,000 during the three month period ended March 31, 2012 as a result of an adjustment to the deferred tax asset valuation allowance during the period.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	March 31, 2012	March 31, 2011	% Change	December 31, 2011	% Change

Total assets	$ 958,288	$ 877,081	9%	$ 1,047,353	(9%)

Total loans (net)	592,506	616,360	(4%)	577,442	3%

Total deposits	857,374	761,077	13%	952,611	(10%)

Total core deposits	805,911	671,605	20%	785,246	3%

Total assets increased by $81.2 million, or 9%, as of March 31, 2012 when compared to March 31, 2011. The Company experienced strong growth in core deposits year over year as a result of the retail strategy which focuses on relationship banking. Core deposits grew by $134.3 million, or 20%, to $805.9 million as of March 31, 2012 compared to $671.6 million as of March 31, 2011.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	March 31, 2012	March 31, 2011	% Change	December 31, 2011	% Change	1st Qtr 2012 Cost of Funds

Demand noninterest-bearing	$128,935	$78,221	65%	$129,684	(1%)	0.00%

Demand interest-bearing	103,385	76,349	35%	109,243	(5%)	0.58%

Money market and savings	447,974	333,457	34%	400,143	12%	0.81%

Certificates of deposit	125,617	183,578	(32%)	146,176	(14%)	1.19%

Total core deposits	$805,911	$671,605	20%	$785,246	3%	0.71%

Core deposits increased to $805.9 million at March 31, 2012 compared to $671.6 million at March 31, 2011 as the Company continues to focus its effort on the gathering of low-cost core deposits. At the same time, the Company reduced the overall deposit cost of funds to 0.73% for the three month period ending March 31, 2012 compared to 0.88% for the three month period ending March 31, 2011. Core deposits grew by $20.7 million, or 3%, on a linked quarter basis as of March 31, 2012. The retail banking strategy has enabled the company to significantly reduce its dependence on wholesale funding sources in the brokered and public fund certificate of deposit market.

Lending

Loans by type of customer are as follows (dollars in thousands):

Description	March 31, 2012	% of Total	March 31, 2011	% of Total	Dec. 31, 2011	% of Total

Commercial real estate	$343,838	57%	$382,181	60%	$344,377	58%
Construction and land development	35,424	6%	69,598	11%	35,061	6%
Commercial and industrial	96,586	16%	78,735	12%	87,668	15%
Owner occupied real estate	107,804	18%	79,412	13%	102,777	17%
Consumer and other	16,832	3%	17,232	3%	16,683	3%
Residential mortgage	3,114	0%	4,112	1%	3,150	1%
Deferred costs (fees)	(336)		(460)		(224)

Gross loans	$603,262	100%	$630,810	100%	$589,492	100%

Gross loans increased by $13.8 million on a linked quarter basis to $603.3 million as of March 31, 2012 as a result of strong loan demand during the period.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below (dollars in thousands):

	Quarter Ended
Ratio	March 31, 2012	March 31, 2011	Dec. 31, 2011

Non-performing loans	$10,722	$39,161	$11,312

Other real estate owned	$6,135	$14,077	$6,479

Total non-performing assets	$16,857	$53,238	$17,791

Non-performing assets/total assets	1.76%	6.07%	1.70%

Quarterly net loan charge-offs/average loans	0.37%	0.35%	6.83%

Allowance for loan losses/gross loans	1.78%	2.29%	2.04%

Allowance for loan losses/non-performing loans	100%	37%	107%

Non-performing assets/capital and reserves	22%	53%	23%

Non-performing assets trended lower for a seventh consecutive quarter. Non-performing assets decreased by $36.4 million to $16.9 million, or 1.76% of total assets, at March 31, 2012, compared to $53.2 million, or 6.07% of total assets, as of March 31, 2011.  Non-performing assets decreased by $0.9 million on a linked quarter basis as well. The allowance for loan losses as a percentage of total loans decreased to 1.78% as of March 31, 2012, compared to 2.29%  as of March 31, 2011.

Capital

The Company’s capital regulatory ratios at March 31, 2012 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	8.69%	5.00%

Tier 1 Risk Based Capital	11.75%	6.00%

Total Risk Based Capital	13.00%	10.00%

Total shareholders’ equity was $66.4 million at March 31, 2012 which represented a book value per share of $2.56, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as established by federal banking agencies.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey. For more information about Republic Bank, visit myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2011 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	Three months ended
			%		%
(dollars in thousands, except per share amounts)	3/31/12	12/31/11	Change	3/31/11	Change

Income Statement Data:
Net interest income	$7,676	$7,489	2%	$7,420	3%
Provision (recovery) for loan losses	(750)	10,300	107%	3,550	(121%)
Non-interest income	1,646	3,423	(52%)	1,127	46%
Total revenues	9,322	10,912	(15%)	8,547	9%
Non-interest expenses	8,836	14,092	(37%)	8,992	(2%)
Provision (benefit) for income taxes	(69)	9,598	(101%)	(1,487)	95%
Net income (loss)	1,305	(23,078)	106%	(2,508)	152%

Per Common Share Data:
Net income (loss): Basic	$0.05	$(0.89)	106%	$(0.10)	150%
Net income (loss): Diluted	0.05	(0.89)	106%	(0.10)	150%
Book Value	$2.56	$2.50		$3.33
Weighted average shares outstanding:
Basic	25,973	25,973		25,973
Diluted	25,973	25,973		25,973

Balance Sheet Data:
Total assets	$958,288	$1,047,353	(9%)	$877,081	9%
Loans (net)	592,506	577,442	3%	616,360	(4%)
Allowance for loan losses	10,756	12,050	(11%)	14,450	(26%)
Investment securities	188,007	179,784	5%	145,969	29%
Total deposits	857,374	952,611	(10%)	761,077	13%
Core deposits*	805,911	785,246	3%	671,605	20%
Public and brokered certificates of deposit	51,463	70,765	(27%)	89,472	(42%)
Other borrowed money	4,516	-	-	-	-
Subordinated debt	22,476	22,476	-	22,476	-
Stockholders' equity	66,403	64,851	2%	86,384	(23%)

Capital:
Stockholders' equity to total assets	6.93%	6.19%		9.85%
Leverage ratio	8.69%	8.77%		11.25%
Risk based capital ratios:
Tier 1	11.75%	11.81%		13.02%
Total Capital	13.00%	13.09%		14.28%

Performance Ratios:
Cost of funds	0.83%	0.95%		1.00%
Deposit cost of funds	0.73%	0.84%		0.88%
Net interest margin	3.35%	3.38%		3.84%
Return on average assets	0.53%	(9.51%)		(1.17%)
Return on average total stockholders' equity	8.03%	(110.48%)		(11.59%)

Asset Quality
Net charge-offs to average loans outstanding	0.37%	6.83%		0.35%
Nonperforming assets to total period-end assets	1.76%	1.70%		6.07%
Allowance for loan losses to total period-end loans	1.78%	2.04%		2.29%
Allowance for loan losses to nonperforming loans	100.32%	106.52%		36.90%
Nonperforming assets to capital and reserves	21.85%	23.13%		52.80%

* Core deposits equal total deposits less public and brokered certificates of deposit and temporary demand deposits.

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	March 31, 2012			December 31, 2011			March 31, 2011

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$162,103	$101	0.25%	$108,488	$63	0.23%	$14,675	$14	0.39%
Securities	178,650	1,447	3.24%	163,999	1,384	3.38%	149,485	1,170	3.13%
Loans receivable	592,828	8,127	5.51%	617,856	8,211	5.27%	629,825	8,248	5.31%
Total interest-earning assets	933,581	9,675	4.17%	890,343	9,658	4.30%	793,985	9,432	4.82%

Other assets	55,168			72,205			76,454

Total assets	$988,749			$962,548			$870,439

Interest-bearing liabilities:

Demand non interest-bearing	$144,855			$127,842			$127,055
Demand interest-bearing	117,794	$171	0.58%	102,960	$165	0.64%	63,870	$98	0.62%
Money market & savings	431,106	863	0.81%	385,553	930	0.96%	309,805	799	1.05%
Time deposits	199,523	581	1.17%	228,751	690	1.20%	241,191	721	1.21%
Total deposits	893,278	1,615	0.73%	845,106	1,785	0.84%	741,921	1,618	0.88%

Total interest-bearing deposits	748,423	1,615	0.87%	717,264	1,785	0.99%	614,866	1,618	1.07%

Other borrowings	22,575	285	5.08%	22,476	282	4.98%	31,946	296	3.76%

Total interest-bearing liabilities	$770,998	$1,900	0.99%	$739,740	$2,067	1.11%	$646,812	$1,914	1.20%
Total deposits and
other borrowings	915,853	1,900	0.83%	867,582	2,067	0.95%	773,867	1,914	1.00%

Non interest-bearing liabilities	7,518			12,092			8,781
Shareholders' equity	65,378			82,874			87,791
Total liabilities and
shareholders' equity	$988,749			$962,548			$870,439

Net interest income		$7,775			$7,591			$7,518
Net interest spread			3.18%			3.19%			3.62%

Net interest margin			3.35%			3.38%			3.84%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended
(dollars in thousands)	3/31/12	12/31/11	3/31/11

Balance at beginning of period	$12,050	$12,380	$11,444
Provisions/(recoveries) charged to operating
expense	(750)	10,300	3,550
	11,300	22,680	14,994

Recoveries on loans charged-off:
Commercial	-	59	9
Consumer	1	-	-
Total recoveries	1	59	9

Loans charged-off:
Commercial	(544)	(10,682)	(522)
Consumer	(1)	(7)	(31)

Total charged-off	(545)	(10,689)	(553)

Net charge-offs	(544)	(10,630)	(544)

Balance at end of period	$10,756	$12,050	$14,450

Net charge-offs as a percentage of
average loans outstanding	0.37%	6.83%	0.35%

Allowance for loan losses as a percentage of
period-end loans	1.78%	2.04%	2.29%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2012	2011	2011	2011	2011

Non-accrual loans:
Commercial real estate	$9,911	$9,667	$31,096	$36,642	$38,187
Consumer and other	811	897	910	949	974
Total non-accrual loans	10,722	10,564	32,006	37,591	39,161

Loans past due 90 days or more
and still accruing	-	748	-	1,338	-
Renegotiated loans	-	-	-	-	-

Total non-performing loans	10,722	11,312	32,006	38,929	39,161

Other real estate owned	6,135	6,479	13,988	13,109	14,077

Total non-performing assets	$16,857	$17,791	$45,994	$52,038	$53,238

Non-performing loans to total loans	1.78%	1.92%	5.05%	6.09%	6.21%

Non-performing assets to total assets	1.76%	1.70%	4.83%	5.78%	6.07%

Non-performing loan coverage	100.32%	106.52%	38.68%	38.81%	36.90%

Allowance for loan losses as a percentage
of total period-end loans	1.78%	2.04%	1.95%	2.36%	2.29%

Non-performing assets/capital plus
allowance for loan losses	21.85%	23.13%	45.68%	50.88%	52.80%